Exhibit 99.1
January 17, 2023
Dear Griffin Realty Trust, Inc. Class A and Class AA Stockholders:
On January 16, 2023, CMG Partners, LLC and its affiliates, CMG Income Fund II, LLC, CMG Liquidity Fund, LLC and Blue River Capital LLC (collectively, “CMG”) commenced an unsolicited offer to purchase up to 500,000 shares of Class A and Class AA common stock, par value $0.001 per share, including the right to receive any shares that could be distributed to the holders thereof in connection with the potential Spin-Off Transaction (as defined below) (the “Class A and Class AA Common Stock”), of Griffin Realty Trust, Inc. (“GRT”), at a price of $3.40 per share in cash (the “CMG Offer”). You should expect to receive offer materials for the CMG Offer, if you have not received them already. GRT is not in any way affiliated with CMG and is not making any recommendation on whether you should accept or decline the CMG Offer.
GRT is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, to inform you of its position, if any, with respect to the CMG Offer. After carefully evaluating the CMG Offer and consulting with our management and such advisors as we have deemed appropriate, the board of directors of GRT (the “Board”) has determined that GRT will remain neutral and makes no recommendation on whether any holders of Class A and Class AA Common Stock should accept or decline the CMG Offer.
In determining that GRT will remain neutral and make no recommendation on whether any holders of Class A and Class AA Common Stock should accept or decline the CMG Offer, the Board considered, among other things, the following:
1)The most recent published net asset value per share (“NAV”) for GRT’s Class A and Class AA Common Stock was $7.37 as of June 30, 2022. The CMG Offer price is $3.40 per share, or approximately 54% less than the most recently published NAV.
2)Because the shares of Class A and Class AA Common Stock are not listed on any national exchange, there is a limited market for shares of Class A and Class AA Common Stock.
3)Holders of Class A and Class AA Common Stock may not redeem their shares through GRT’s Share Redemption Plan (the “SRP”) except in connection with a stockholder’s death, qualifying disability or determination of incompetence in accordance with the terms of the SRP. There is a quarterly cap of $5 million on aggregate redemptions. During the three months ended September 30, 2022 and December 31, 2022, the Company received requests for redemption in excess of the quarterly cap. Except in limited circumstances, redemptions exceeding the quarterly cap are redeemed pro rata. Following the December 31, 2022 redemption date, GRT has $6.1 million of unfulfilled redemption requests. The next redemption date under the SRP is March 31, 2023.
4)GRT has announced a strategic monetization process intended to provide stockholders with liquidity and value maximization. The strategic monetization process is expected to involve a separation transaction pursuant to which GRT will spin off a newly formed company (the “Spin-Off Transaction”), the assets of which will primarily consist of GRT’s industrial assets, as well as certain office assets, listing that company’s shares on a national exchange, and providing stockholders with shares of that company that will become freely tradeable. Following the separation, GRT intends to liquidate by selling the remaining assets at the optimal time and in the optimal manner, as determined by its management and Board, and distributing the net proceeds of such sales. See GRT’s Current Report on Form 8-K, dated August 5, 2022 (available on GRT’s website at www.grtreit.com and www.sec.gov). However, GRT can make no assurances as to whether the strategic monetization process described will be effected, the timing or terms of such process or whether any resulting liquidity will be available at a price in excess of the CMG Offer price. Shares tendered to CMG include the right to receive any shares that could be distributed to the holders of Class A and Class AA Common Stock in connection with the Spin-Off Transaction.
5)The CMG Offer provides a means for holders of Class A and Class AA Common Stock to obtain liquidity with respect to their shares, albeit at a lower price than the most recently published NAV per share.
6)The holders of Class A and Class AA Common Stock who tender their shares will assign their right to receive distributions that are paid after February 22, 2023 (or such other date to which the CMG Offer may be extended).
7)CMG estimates that the holders of the Class A and Class AA Common Stock who tender their shares will not receive payment until approximately March 16, 2023, which date may be delayed if CMG extends its tender offer beyond February 22, 2023.
8)The Board makes no assurances with respect to future distributions on the Class A and Class AA Common Stock.
The Board notes each holder of Class A and Class AA Common Stock must evaluate whether to tender his or her shares of Class A and Class AA Common Stock in the CMG Offer and that an individual holder of Class A and Class AA Common Stock may determine to tender based on, among other considerations, such stockholder’s individual liquidity needs. In making a decision as to whether to tender his or her shares of Class A and Class AA Common Stock in the CMG Offer, each holder of Class A and Class AA Common Stock should keep in mind that the Board makes no assurances with respect to (i) future distributions (which can change periodically), (ii) the timing of providing liquidity to holders of Class A and Class AA Common Stock or the price such holder might receive upon a sale of its shares or (iii) the timing or amount of the next published NAV. Each holder of Class A and Class AA Common Stock should carefully review all of the CMG Offer documents, as well as GRT’s publicly available annual, quarterly and other reports (available on its website at www.grtreit.com and www.sec.gov), and consult with its own financial, tax and other advisors and/or broker and consider his or her individual circumstances in evaluating the CMG Offer before deciding whether to tender his or her shares.
In summary, GRT remains neutral with regard to the CMG Offer and makes no recommendation as to whether any holder of Class A and Class AA Common Stock should accept or decline the CMG Offer. GRT urges each holder of Class A and Class AA Common Stock to consult with his or her own financial, tax and other advisors and/or broker and consider his or her individual circumstances, as well as the considerations set forth in the CMG Offer and in this letter.
We appreciate your trust in GRT and its Board and thank you for your continued support. Should you have any questions or need further information about your options, please feel free to contact GRT Investor Services at 800-679-2112.
Sincerely,
/s/ Kevin A. Shields
Kevin A. Shields
Chairman of the Board and Executive Chairman
Griffin Realty Trust, Inc.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this letter of GRT, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this letter reflect GRT’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause GRT's actual results to differ significantly from those expressed in any forward-looking statement.
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; the impact of the COVID-19 pandemic and resulting economic disruption on the markets in which we operate and on work-from-home trends, occupancy, rent deferrals and the financial condition of GRT’s tenants; whether any easing of the pandemic or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing and the availability and attractiveness of the terms of any such financing; anticipated asset dispositions, the availability of suitable disposition opportunities; legislative and regulatory changes that could adversely affect our business; whether we will continue to publish our net asset value on an annual basis, more frequently or at all; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry and other factors, including those risks disclosed in Part I, Item 1A “Risk Factors” and Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of GRT's most recent Annual Report on Form 10-K and Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A “Risk Factors” of the GRT's Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. GRT cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect GRT's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this letter. Furthermore, GRT disclaims any obligation update publicly or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.